Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2024 RESULTS; INTRODUCES 2025 GUIDANCE

TUSTIN, CA, February 19, 2025 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the fourth quarter of 2024.

FOURTH QUARTER 2024 RESULTS AND RECENT EVENTS
•Results per diluted common share for the fourth quarter of 2024 were as follows:
•Net Income: $0.19
•FFO: $0.36
•Normalized FFO: $0.35
•AFFO: $0.36
•Normalized AFFO: $0.36
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 2.09x
•Senior Housing - Leased: 1.36x
•Behavioral Health, Specialty Hospitals and Other: 3.66x

•Same store managed senior housing Cash NOI increased 17.9% on a year-over-year basis.

•As previously announced, in the fourth quarter of 2024, Sabra closed on the acquisition of a managed senior housing community operated by the Leo Brown Group for $24.0 million with an initial expected cash yield of 8.6%.

•During the fourth quarter of 2024, Sabra closed on the dispositions of nine skilled nursing facilities and one behavioral health facility for gross proceeds of $56.5 million with a cash yield of 8.5%.

•For the year ended December 31, 2024, Sabra utilized the forward feature under its at-the-market equity offering program (“ATM program”) to allow for the sale of up to 7.5 million shares at an initial weighted average price of $15.47 per share, net of commissions. As of December 31, 2024, 1.5 million shares remained outstanding under the forward sale agreements, with an initial weighted average price of $17.33 per share, net of commissions.

•As of December 31, 2024, Net Debt to Adjusted EBITDA was 5.27x.

•On February 3, 2025, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on February 28, 2025, to common stockholders of record as of the close of business on February 14, 2025.

2025 GUIDANCE
Sabra is introducing 2025 earnings guidance ranges as follows (attributable to common stockholders, per diluted common share):
•Net Income: $0.67 - $0.70
•FFO: $1.42 - $1.45
•Normalized FFO: $1.43 - $1.46
•AFFO: $1.47 - $1.50
•Normalized AFFO: $1.48 - $1.51

Earnings guidance above assumes:
•Low-single-digit Cash NOI growth for the triple-net portfolio
•Low-to-mid teens Cash NOI growth for the same store managed senior housing portfolio
•General and administrative expenses of approximately $50 million, which includes $11 million of stock-based compensation expense
•Weighted average share count of approximately 240 million and 241 million for Normalized FFO and Normalized AFFO, respectively
•No additional tenants are placed on cash-basis for revenue recognition
•No 2025 investment, disposition, or capital markets activity
The foregoing guidance ranges reflect management’s view of current and future market conditions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.
Commenting on the fourth quarter’s results, Rick Matros, CEO and Chair, said, “We are proud of our results for the year, which reflect the strategy we articulated prior to 2024 and have since executed on. Our operators turned in a strong performance reflecting the recovery of the industry, the support we provided during the pandemic and the transitions we deemed necessary during that difficult time.
Our skilled nursing portfolio continues to enjoy occupancy and skilled mix gains, and EBITDARM coverage now exceeds two times. Likewise, the managed portfolio remains on a strong trajectory, with year-over-year, same store cash NOI growth in the high-teens during the fourth quarter.
Our balance sheet remains strong, with leverage steadily decreasing, and we achieved over 7% full-year growth in Normalized AFFO per share for 2024. Our investment pipeline began expanding before year-end and has gained momentum since. We are excited to capitalize on the opportunities ahead.”

LIQUIDITY
As of December 31, 2024, we had approximately $980.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $60.5 million, available borrowings under our revolving credit facility of $893.4 million and $26.1 million related to shares outstanding under forward sale agreements under our ATM program. As of December 31, 2024, we also had $382.8 million available under the ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2024 fourth quarter results will be held on Thursday, February 20, 2025, at 10:00 am Pacific Time. The webcast URL is https://events.q4inc.com/attendee/595686468. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of December 31, 2024, Sabra’s investment portfolio included 364 real estate properties held for investment (consisting of (i) 224 skilled nursing/transitional care facilities, (ii) 39 senior housing communities (“senior housing - leased”), (iii) 69 senior housing communities operated by third-party property managers pursuant to property management agreements (“senior housing - managed”), (iv) 17 behavioral health facilities and (v) 15 specialty hospitals and other facilities), 14 investments in loans receivable (consisting of three mortgage loans and 11 other loans), five preferred equity investments and two investments in unconsolidated joint ventures. As of December 31, 2024, Sabra’s real estate properties held for investment included 37,047 beds/units, spread across the United States and Canada.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding growth in occupancy and skilled mix; our other expectations regarding our future financial position (including our earnings guidance for 2025, as well as the assumptions set forth therein); our expectations regarding our results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions; our expectations regarding our investment activity; and our plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: increased labor costs and labor shortages; increases in market interest rates and inflation; pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and senior housing - managed communities; operational risks with respect to our senior housing - managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and senior housing - managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Net Debt to Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share, net operating income (“NOI”) and Cash NOI. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental and related revenues (1)	$96,068	$93,037	$381,495	$376,266
Resident fees and services	76,865	61,256	284,581	236,153
Interest and other income	9,413	9,104	37,159	35,095
Total revenues	182,346	163,397	703,235	647,514
Expenses:
Depreciation and amortization	42,308	42,876	169,623	183,087
Interest	28,083	27,940	115,272	112,964
Triple-net portfolio operating expenses	4,080	4,689	17,072	17,932
Senior housing - managed portfolio operating expenses	55,758	45,189	210,016	177,313
General and administrative	13,032	16,679	50,067	47,472
(Recovery of) provision for loan losses	(125)	(358)	(571)	191
Impairment of real estate	—	7,268	18,472	14,332
Total expenses	143,136	144,283	579,951	553,291
Other income (expense):
Loss on extinguishment of debt	—	—	—	(1,541)
Other income	1,897	28	2,735	2,598
Net gain (loss) on sales of real estate	6,064	(732)	2,095	(76,625)
Total other income (expense)	7,961	(704)	4,830	(75,568)
Income before loss from unconsolidated joint ventures and income tax expense	47,171	18,410	128,114	18,655
Loss from unconsolidated joint ventures	(96)	(761)	(397)	(2,897)
Income tax expense	(380)	(493)	(1,005)	(2,002)
Net income	$46,695	$17,156	$126,712	$13,756

Net income, per:
Basic common share	$0.20	$0.07	$0.54	$0.06
Diluted common share	$0.19	$0.07	$0.54	$0.06

Weighted average number of common shares outstanding, basic	236,597,675	231,224,840	233,498,736	231,203,391
Weighted average number of common shares outstanding, diluted	239,640,053	233,200,180	236,045,862	232,792,778

(1) See the following page for additional details regarding rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash rental income	$89,995	$87,233	$363,905	$352,277
Straight-line rental income	876	1,719	4,289	5,397
Write-offs of cash and straight-line rental income receivable and lease intangibles	(508)	(1,030)	(6,032)	(2,519)
Above/below market lease amortization	1,233	1,229	4,867	5,821
Operating expense recoveries	4,472	3,886	14,466	15,290
Rental and related revenues	$96,068	$93,037	$381,495	$376,266

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2024	December 31, 2023
Assets
Real estate investments, net of accumulated depreciation of $1,102,030 and $1,021,086 as of December 31, 2024 and December 31, 2023, respectively	$4,513,734	$4,617,261
Loans receivable and other investments, net	442,584	420,624
Investment in unconsolidated joint ventures	121,803	136,843
Cash and cash equivalents	60,468	41,285
Restricted cash	5,871	5,434
Lease intangible assets, net	27,464	30,897
Accounts receivable, prepaid expenses and other assets, net	131,755	133,806
Total assets	$5,303,679	$5,386,150
Liabilities
Secured debt, net	$45,316	$47,301
Revolving credit facility	106,554	94,429
Term loans, net	529,753	537,120
Senior unsecured notes, net	1,736,025	1,735,253
Accounts payable and accrued liabilities	117,896	136,981
Lease intangible liabilities, net	26,847	32,532
Total liabilities	2,562,391	2,583,616
Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 237,586,882 and 231,266,020 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	2,376	2,313
Additional paid-in capital	4,592,605	4,494,755
Cumulative distributions in excess of net income	(1,874,633)	(1,718,279)
Accumulated other comprehensive income	20,940	23,745
Total equity	2,741,288	2,802,534
Total liabilities and equity	$5,303,679	$5,386,150

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$126,712	$13,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169,623	183,087
Non-cash rental and related revenues	(3,856)	(8,699)
Non-cash interest income	29	(372)
Non-cash interest expense	10,479	12,265
Stock-based compensation expense	8,987	7,917
Loss on extinguishment of debt	—	1,541
(Recovery of) provision for loan losses	(571)	191
Net (gain) loss on sales of real estate	(2,095)	76,625
Impairment of real estate	18,472	14,332
Loss from unconsolidated joint ventures	397	2,897
Distributions of earnings from unconsolidated joint ventures	5,447	3,469
Other non-cash items	(534)	(3,704)
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(15,462)	(11,078)
Accounts payable and accrued liabilities	(7,087)	8,344
Net cash provided by operating activities	310,541	300,571
Cash flows from investing activities:
Acquisition of real estate	(136,430)	(78,530)
Origination and fundings of loans receivable	(21,645)	(11,418)
Origination and fundings of preferred equity investments	(2,832)	(11,023)
Additions to real estate	(54,712)	(84,855)
Repayments of loans receivable	3,551	9,274
Repayments of preferred equity investments	5,944	5,460
Investment in unconsolidated joint ventures	(1,258)	(5,235)
Net proceeds from the sales of real estate	95,999	247,622
Net proceeds from sales-type lease	—	25,490
Insurance proceeds	2,382	5,801
Distributions in excess of earnings from unconsolidated joint ventures	—	544
Net cash (used in) provided by investing activities	(109,001)	103,130
Cash flows from financing activities:
Net borrowings from (repayments of) revolving credit facility	14,595	(104,338)
Proceeds from term loans	—	12,188
Principal payments on secured debt	(2,033)	(1,979)
Payments of deferred financing costs	(94)	(18,142)
Payment of contingent consideration	—	(17,900)
Issuance of common stock, net	86,121	(2,682)
Dividends paid on common stock	(280,150)	(277,447)
Net cash used in financing activities	(181,561)	(410,300)
Net increase (decrease) in cash, cash equivalents and restricted cash	19,979	(6,599)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(359)	(614)
Cash, cash equivalents and restricted cash, beginning of period	46,719	53,932
Cash, cash equivalents and restricted cash, end of period	$66,339	$46,719
Supplemental disclosure of cash flow information:
Interest paid	$105,200	$102,409
Income taxes paid	$1,389	$1,670
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$—	$4,644

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$46,695	$17,156	$126,712	$13,756
Add:
Depreciation and amortization of real estate assets	42,308	42,876	169,623	183,087
Depreciation, amortization and impairment of real estate assets related to unconsolidated joint ventures	2,213	2,192	8,893	8,697
Net (gain) loss on sales of real estate	(6,064)	732	(2,095)	76,625
Impairment of real estate	—	7,268	18,472	14,332
FFO	$85,152	$70,224	$321,605	$296,497
Write-offs of cash and straight-line rental income receivable and lease intangibles	508	1,030	6,032	2,519
Loss on extinguishment of debt	—	—	—	1,541
(Recovery of) provision for loan losses	(125)	(358)	(571)	191
Other normalizing items (1)	(1,057)	4,551	1,662	1,546
Normalized FFO	$84,478	$75,447	$328,728	$302,294
FFO	$85,152	$70,224	$321,605	$296,497
Stock-based compensation expense	2,539	2,449	8,987	7,917
Non-cash rental and related revenues	(1,627)	(1,918)	(3,856)	(8,699)
Non-cash interest income	5	8	29	(372)
Non-cash interest expense	1,729	3,086	10,479	12,265
Non-cash portion of loss on extinguishment of debt	—	—	—	1,541
(Recovery of) provision for loan losses	(125)	(358)	(571)	191
Other adjustments related to unconsolidated joint ventures	71	131	472	502
Other adjustments	(149)	540	1,043	1,491
AFFO	$87,595	$74,162	$338,188	$311,333
Write-off of cash rental income	25	—	732	—
Other normalizing items (1)	(704)	4,536	1,846	1,485
Normalized AFFO	$86,916	$78,698	$340,766	$312,818
Amounts per diluted common share:
Net income	$0.19	$0.07	$0.54	$0.06
FFO	$0.36	$0.30	$1.36	$1.27
Normalized FFO	$0.35	$0.32	$1.39	$1.30
AFFO	$0.36	$0.32	$1.43	$1.33
Normalized AFFO	$0.36	$0.34	$1.44	$1.34
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	239,640,053	233,200,180	236,045,862	232,792,778
AFFO and Normalized AFFO	240,395,180	234,021,772	237,116,036	233,883,279

(1)    Other normalizing items for FFO and AFFO for the three months and year ended December 31, 2024 include $0.5 million of gain on insurance proceeds. Other normalizing items for FFO and AFFO for the three months ended December 31, 2023 include a $3.8 million catch-up adjustment related to changes in performance-based assumptions on management's compensation, and for the year ended December 31, 2023 include $3.7 million of gain on insurance proceeds and $1.6 million of transition expenses related to the transition of 14 Senior Housing - Managed communities to new operators. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s

REPORTING DEFINITIONS
share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Net Operating Income (“NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

REPORTING DEFINITIONS
Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.